Exhibit 99.1

GWG Holdings, Inc. Announces Resignation of Murray Holland from Board of Directors

DALLAS, Dec. 1, 2022 — GWG Holdings, Inc. (OTC: GWGHQ) (the “Company”), a financial services firm based in Dallas, Texas, today announced that Murray Holland, the Company’s former Chief Executive Officer, has resigned from his position on the Company’s board of directors, and all offices and directorships of any direct and indirect subsidiaries of the Company, effective Nov. 25, 2022. Independent directors Tony Horton and Jeffrey S. Stein, the Company’s President, Chief Executive Officer and Chief Restructuring Officer, remain on the Company’s board of directors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s future financial performance and management. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Media Contact:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 787-5744

dcallahan@gwgh.com